UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 5, 2010


                             COMMERCETEL CORPORATION
             (Exact name of registrant as specified in its charter)

          Nevada                        000-53851                26-3439095
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

4600 Lamont Street, #4 - 327, San Diego, CA                     92109-3535
  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code (858) 408-2457

                               Ares Ventures Corp.
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

ITEM 7.01 REGULATION FD DISCLOSURE

On October 5, 2010, we effected a one (1) old for two (2) new forward stock split of our authorized and issued and outstanding shares of common stock. As a result, our authorized capital increased from 75,000,000 shares of common stock to 150,000,000 shares of common stock and the issued and outstanding increased from 6,000,000 shares of common stock to 12,000,000 shares of common stock, all with a par value of $0.001.

Also effective October 5, 2010, we changed our name from "Ares Ventures Corp." to "CommerceTel Corporation", by way of a merger with our wholly owned subsidiary CommerceTel Corporation, which was formed solely for the change of name.

The forward stock split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on October 5, 2010 under our old symbol "AREVD". The "D" will be removed 20 business days from October 5, 2010. Our new CUSIP number is 20085P100.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.01  Articles of Merger

3.02  Certificate of Change

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCETEL CORPORATION



/s/ Shane Ellis
-----------------------------------
Shane Ellis
President and Director

Date: October 7, 2010


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